HYPERION REPORTS FISCAL FOURTH QUARTER AND YEAR-END RESULTS

39% Year-Over-Year Quarterly EPS Growth Driven by Operating Margin Expansion;
Board Approves Stock Repurchase Plan

SUNNYVALE, Calif., July 23, 2003 – Hyperion (Nasdaq: HYSL), the global leader in Business Performance Management software, today announced financial results for its fourth quarter and fiscal year ended June 30, 2003.

     Total revenues for the quarter increased two percent to $138.0 million, compared to $135.8 million for the same quarter a year ago. Software license revenue was $55.6 million, compared to $61.1 million for the same period a year ago, while maintenance and services revenue totaled $82.4 million, compared to $74.7 million for the same period a year ago.

     The company reported net income for the quarter of $9.2 million, or $0.25 per diluted share, compared to net income of $6.2 million, or $0.18 per diluted share, for the fourth quarter of fiscal 2002.

     Hyperion continued to strengthen its balance sheet during the quarter, increasing cash and short-term investments to $416.6 million at June 30, 2003. This compares to $330.3 million in cash and short-term investments at June 30, 2002.

     Total revenues for the fiscal year ended June 30, 2003 increased four percent to $510.5 million, compared to $492.0 million for fiscal year 2002. Net income for fiscal year 2003 more than doubled to $34.1 million, or $0.96 per diluted share, compared to net income of $15.0 million, or $0.45 per diluted share, for fiscal year 2002.

     “In a global business environment that remains challenging and unpredictable, fourth-quarter results met our expectations,” said Jeff Rodek, Hyperion’s chairman and chief executive officer. “We continued to increase our profitability and expanded our annual operating margin to 10 percent.

     “The June quarter was our strongest ever for sales of Hyperion Planning and revenues of our suite-based applications grew 16 percent over last year,” continued Mr. Rodek. “Additionally, we are very encouraged by the initial customer interest in Hyperion Strategic Finance, the product we recently acquired from The Alcar Group. Overall, we’re pleased with our progress and the goals we’ve attained as we strengthen our leadership position in the Business Performance Management category.”

Hyperion To Acquire Brio Software

     In a separate press release, Hyperion announced today that it has signed a definitive agreement to acquire Brio Software in a part stock, part cash transaction valued at approximately $142 million. The transaction is subject to customary closing conditions, including approval of Brio Software’s stockholders and regulatory approvals.

Hyperion Reports Fiscal Fourth Quarter and Year-End Results	p. 2

Stock Repurchase Program Approved

     Hyperion also announced that its Board of Directors authorized the company to repurchase up to $125 million of its common stock. The company will determine the timing and amount of shares to be repurchased based upon market conditions and other factors, and will use existing cash and short-term investments to finance the transactions. The repurchased shares will be used for the company’s stock option plans, employee stock purchase and other stock benefit plans, and for general corporate purposes.

Other Recent Developments

Significant company fourth-quarter developments include:

•	Major customer wins at Allied Irish Bank, Chanel, Grupo SONAE, Honeywell, Intuit, McDermott, Michelin, Petrobras, Symantec, The Interpublic Group of Companies, and Westcorp;

•	Announced partner agreements with 1) Teradata, a division of NCR Corporation, to integrate their technologies, allowing businesses using Teradata’s warehouse and analytical solutions to link to Hyperion’s Essbase XTD platform and applications in order to gain greater insight into financial performance; and 2) American Management Systems to provide Business Performance Management solutions to the public sector, a relatively untapped area of growth for Hyperion;

•	Helped launch the creation of the Business Performance Management Forum, the first industry-wide organization to focus on improving the measurement and management of business performance. The Forum currently has more than 175 members including Fujitsu, General Electric, Hewlett-Packard, JP Morgan Chase, and T. Rowe Price;

•	Was recognized again by IDC as the market leader of the worldwide financial and Business Performance Management software market; and

•	Erik Thomsen, online analytical processing (OLAP) pioneer and noted industry expert, joined Hyperion as a distinguished scientist to help extend the company’s technical vision and capabilities in the emerging market for Business Performance Management solutions.

Conference Call and Webcast

     Hyperion’s executive management will host a conference call at 5:00 p.m. ET today to discuss these financial results. The conference call will be webcast live with access from the Investor Relations section of the Hyperion Web site at www.hyperion.com. A replay of the webcast will also be available from the company’s Web site.

Hyperion Reports Fiscal Fourth Quarter and Year-End Results	p. 3

About Hyperion

     Hyperion is the global leader in Business Performance Management software that enables companies to translate strategies into plans, monitor execution and provide insight to improve financial and operational performance. More than 6,000 customers worldwide use Hyperion’s Business Performance Management family of packaged and tailored applications, and its leading business intelligence platform. Hyperion has a network of more than 330 partners to provide innovative and specialized Business Performance Management solutions and services.

     Headquartered in Sunnyvale, California, Hyperion generated annual revenues of $510 million in fiscal 2003. The company employs more than 2,200 people in 20 countries and is represented in 16 additional countries through distributor relationships. Hyperion is traded under the Nasdaq symbol HYSL. For more information, please visit www.hyperion.com, www.hyperion.com/contactus or call 800 286 8000 (U.S. only).

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties concerning Hyperion’s proposed acquisition of Brio Software, Hyperion’s expected financial performance (including without limitation as described in the quotations from management in this press release), as well as Hyperion’s strategic and operational plans. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the transaction will not close, that the closing may be delayed; the reaction of customers of Hyperion and Brio Software to the transaction; Hyperion’s ability to successfully integrate Brio Software’s operations and employees; the introduction of new products by competitors or the entry of new competitors into the markets for Hyperion’s and Brio Software’s products; and economic and political conditions in the U.S. and abroad. More information about potential factors that could affect Hyperion’s business and financial results is included in Hyperion’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, including (without limitation) under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. For more information and additional risk factors regarding Brio Software, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Brio Software’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003 and in other reports filed by Brio Software with the SEC. Neither Hyperion nor Brio Software undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release.

Additional Information About the Proposed Merger and Where to Find It

Hyperion and Brio Software intend to file with the SEC a proxy statement/prospectus and other relevant materials in connection with the proposed acquisition (the “Merger”) of Brio Software by Hyperion Solutions pursuant to the terms of an Agreement and Plan of Merger and Reorganization among Hyperion Solutions Corporation, T-Bird Acquisition, Inc., a wholly owned subsidiary of Hyperion,

Hyperion Reports Fiscal Fourth Quarter and Year-End Results	p. 4

and Brio Software, Inc. The proxy statement/prospectus will be mailed to the stockholders of Brio Software. Investors and security holders of Brio Software are urged to read the proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about Hyperion, Brio Software and the proposed Merger. The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Hyperion or Brio Software with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Hyperion by contacting Hyperion Investor Relations, 1344 Crossman Avenue, Sunnyvale, CA, 94089, telephone (408) 220-8769. Investors and security holders may obtain free copies of the documents filed with the SEC by Brio Software by contacting Brio Software Investor Relations, 4980 Great America Parkway, Santa Clara, CA 95054 (408) 496-7400. Investors and security holders of Brio Software are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Merger.

Hyperion, Jeff Rodek, Hyperion’s Chairman and Chief Executive Officer, and certain of Hyperion’s other executive officers and directors may be deemed to be participants in the solicitation of proxies of Brio Software’s stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Mr. Rodek and certain of Hyperion’s other executive officers and directors in the solicitation by reading the proxy statement/prospectus statement when it becomes available.

Brio Software, Craig Brennan, Brio Software’s President and Chief Executive Officer, and certain of Brio Software’s other executive officers and directors may be deemed to be participants in the solicitation of proxies of Brio Software’s stockholders in connection with the proposed merger. Such individuals may have interests in the proposed Merger, including as a result of holding options or shares of Brio Software common stock. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Mr. Brennan and Brio Software’s other executive officers and directors in the solicitation by reading the proxy statement/prospectus when it becomes available.

# # #

Hyperion is a registered trademark of Hyperion Solutions Corporation. All other trademarks and company names mentioned are the property of their respective owners.

Hyperion Solutions Corporation
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES
Software licenses	$55,590	$61,089	$201,766	$196,066
Maintenance and services	82,393	74,731	308,692	295,952

TOTAL REVENUES	137,983	135,820	510,458	492,018
COSTS AND EXPENSES
Cost of revenues:
Software licenses	4,637	4,607	15,419	15,430
Maintenance and services	33,856	33,842	132,510	137,047
Sales and marketing	53,353	52,650	190,025	182,311
Research and development	19,199	18,463	73,776	72,206
General and administrative	12,976	17,835	47,207	64,843
Restructuring charges	168	63	764	107

TOTAL COSTS AND EXPENSES	124,189	127,460	459,701	471,944

OPERATING INCOME	13,794	8,360	50,757	20,074
Interest and other income	1,357	1,523	5,848	7,027
Interest and other expense	(608)	(1,104)	(2,940)	(4,635)
Gain on redemption of debt	—	941	478	941
INCOME BEFORE INCOME TAXES	14,543	9,720	54,143	23,407

Income tax provision	5,381	3,499	20,033	8,426

NET INCOME	$9,162	$6,221	$34,110	$14,981

EARNINGS PER SHARE
Basic	$0.26	$0.19	$0.99	$0.46
Diluted	$0.25	$0.18	$0.96	$0.45
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	35,431	33,263	34,451	32,836
Diluted	37,036	34,187	35,694	33,491

Notes:

(1)	Certain prior period amounts have been reclassified to conform with the current period presentation.

Hyperion Solutions Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par value)

	June 30,	June 30,
	2003	2002

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$398,040	$311,130
Short-term investments	18,514	19,128
Accounts receivable, net of allowances of $8,231 and $10,660	98,774	110,196
Deferred income taxes	12,890	15,495
Prepaid expenses and other current assets	18,498	17,240

TOTAL CURRENT ASSETS	546,716	473,189
Property and equipment, net	67,533	69,866
Goodwill	12,774	8,171
Intangible assets, net	8,120	8,493
Deferred income taxes	13,633	17,993
Other assets	5,982	6,178

TOTAL ASSETS	$654,758	$583,890

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$45,631	$50,858
Accrued employee compensation and benefits	41,637	39,005
Deferred revenue	104,868	94,910
Other current liabilities	3,931	6,915

TOTAL CURRENT LIABILITIES	196,067	191,688
Long-term debt	50,040	80,802
Other liabilities	11,326	11,743
Stockholders’ equity:
Preferred stock — $0.001 par value; 5,000 shares authorized; none issued	—	—
Common stock — $0.001 par value; 300,000 shares authorized; 36,654 and 34,662 shares issued and outstanding	37	35
Additional paid-in capital	278,339	227,563
Treasury stock, at cost: 549 and 1,344 common shares	(10,847)	(23,097)
Deferred stock-based compensation	(2,893)	—
Retained earnings	137,582	103,472
Accumulated other comprehensive loss	(4,893)	(8,316)

TOTAL STOCKHOLDERS’ EQUITY	397,325	299,657

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$654,758	$583,890

Hyperion Solutions Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Twelve Months Ended
	June 30,

	2003	2002

	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$34,110	$14,981
Adjustments to reconcile net income to net cash provided by operating activities:
(Gain) on redemption of debt	(478)	(941)
(Gain) loss on sale of assets	(49)	128
Depreciation and amortization	27,888	31,907
Provision for accounts receivable allowances	5,797	20,850
Deferred income taxes	6,981	(932)
Income tax benefit from exercise of stock options	9,499	1,233
Changes in operating assets and liabilities:
Accounts receivable	9,001	31,856
Prepaid expenses and other current assets	468	3,932
Other assets	(184)	(621)
Accounts payable and accrued expenses	(6,451)	(6,290)
Accrued employee compensation and benefits	1,546	6,399
Income taxes payable	(1,332)	117
Deferred revenue	6,447	(8,892)
Other current liabilities	(4,474)	(6,812)
Other liabilities	(656)	(2,560)

Net cash provided by operating activities	88,113	84,355

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(24,520)	(43,798)
Proceeds from maturities of investments	25,180	49,194
Purchases of property and equipment	(19,846)	(15,290)
Proceeds from sale of property and equipment	644	223
Purchases of intangible assets	(2,227)	(3,954)
Payments for acquisitions	(5,987)	(1,000)

Net cash used in investing activities	(26,756)	(14,625)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on mortgage loan	(2,298)	(242)
Redemption of debt	(27,930)	(8,931)
Proceeds from issuance of common stock	50,372	13,299

Net cash provided by financing activities	20,144	4,126
Effect of exchange rate on cash and cash equivalents	5,409	4,370

INCREASE IN CASH AND CASH EQUIVALENTS	86,910	78,226
Cash and cash equivalents at beginning of period	311,130	232,904

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$398,040	$311,130

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$3,775	$9,095
Cash paid for interest	$3,248	$4,316

Supplemental Financial Data
Q4 Fiscal 2003
(Unaudited, $ in thousands)

	Fiscal 2002

	Q1		Q2		Q3		Q4

Revenue Analysis
Software License Revenue	$38,808	33%	$46,190	39%	$49,979	42%	$61,089	45%
Maintenance and Services Revenue:
Maintenance Revenue	43,876	37%	44,883	38%	46,699	39%	50,594	37%
Consulting and Training Revenue [1]	34,652	30%	27,830	23%	23,281	19%	24,137	18%

Total Maintenance and Services Revenue	78,528	67%	72,713	61%	69,980	58%	74,731	55%

Total Revenue	$117,336	100%	$118,903	100%	$119,959	100%	$135,820	100%

Revenue by Geography
North America	$78,794	67%	$73,699	62%	$79,999	67%	$85,563	63%
International	38,542	33%	45,204	38%	39,960	33%	50,257	37%

Total Revenue	$117,336	100%	$118,903	100%	$119,959	100%	$135,820	100%

Software License Revenue by Geography
North America	$22,572	58%	$24,458	53%	$31,697	63%	$36,972	61%
International	16,236	42%	21,732	47%	18,282	37%	24,117	39%

Total Software License Revenue	$38,808	100%	$46,190	100%	$49,979	100%	$61,089	100%

Software License Revenue by Channel
Direct	$28,056	72%	$35,065	76%	$36,809	74%	$47,246	77%
Indirect	10,752	28%	11,125	24%	13,170	26%	13,843	23%

Total Software License Revenue	$38,808	100%	$46,190	100%	$49,979	100%	$61,089	100%

Software License Revenue by Market
Application Software Licenses:
Suite-based[2]	$4,431	11%	$13,716	30%	$12,371	25%	$22,062	36%
Standalone[3]	11,280	29%	9,876	21%	9,095	18%	9,867	16%

Total Application Software Licenses	15,711	40%	23,592	51%	21,466	43%	31,929	52%
Platform Software Licenses[4]	23,097	60%	22,598	49%	28,513	57%	29,160	48%

Total Software License Revenue	$38,808	100%	$46,190	100%	$49,979	100%	$61,089	100%

Quarterly Transactions and Customers
Average Selling Price	$99		$106		$128		$135
Number of Software Transactions>$500	6		13		15		17
Number of New Customers	151		211		193		235
Percentage of License Revenue from New Customers	27%		40%		35%		44%

Selected Balance Sheet and Cash Flow Information
Cash, Cash Equivalents and Short-Term Investments	$284,039		$301,002		$312,636		$330,258
Cash Flow from Operations	$26,029		$17,544		$17,930		$22,852
Repurchases of Convertible Notes	$—		$—		$—		$8,931
Days Sales Outstanding	93		80		74		73

Headcount
Quota-Carrying Sales Representatives[5]	—		—		240		235

North America Headcount	1,668	71%	1,669	72%	1,666	71%	1,605	70%
International Headcount	691	29%	664	28%	680	29%	676	30%

Total Company Headcount	2,359	100%	2,333	100%	2,346	100%	2,281	100%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Fiscal 2003

	Q1		Q2		Q3		Q4

Revenue Analysis
Software License Revenue	$44,591	37%	$51,136	41%	$50,449	40%	$55,590	40%
Maintenance and Services Revenue:
Maintenance Revenue	51,578	43%	52,405	41%	53,174	42%	55,000	40%
Consulting and Training Revenue [1]	23,710	20%	22,496	18%	22,936	18%	27,393	20%

Total Maintenance and Services Revenue	75,288	63%	74,901	59%	76,110	60%	82,393	60%

Total Revenue	$119,879	100%	$126,037	100%	$126,559	100%	$137,983	100%

Revenue by Geography
North America	$74,905	62%	$75,307	60%	$76,887	61%	$83,307	60%
International	44,974	38%	50,730	40%	49,672	39%	54,676	40%

Total Revenue	$119,879	100%	$126,037	100%	$126,559	100%	$137,983	100%

Software License Revenue by Geography
North America	$26,564	60%	$27,526	54%	$28,890	57%	$31,163	56%
International	18,027	40%	23,610	46%	21,559	43%	24,427	44%

Total Software License Revenue	$44,591	100%	$51,136	100%	$50,449	100%	$55,590	100%

Software License Revenue by Channel
Direct	$33,262	75%	$37,103	73%	$35,335	70%	$43,089	78%
Indirect	11,329	25%	14,033	27%	15,114	30%	12,501	22%

Total Software License Revenue	$44,591	100%	$51,136	100%	$50,449	100%	$55,590	100%

Software License Revenue by Market
Application Software Licenses:
Suite-based[2]	$18,576	42%	$18,243	36%	$24,442	48%	$25,598	46%
Standalone[3]	5,085	11%	4,924	9%	4,828	10%	4,320	8%

Total Application Software Licenses	23,661	53%	23,167	45%	29,270	58%	29,918	54%
Platform Software Licenses[4]	20,930	47%	27,969	55%	21,179	42%	25,672	46%

Total Software License Revenue	$44,591	100%	$51,136	100%	$50,449	100%	$55,590	100%

Quarterly Transactions and Customers
Average Selling Price	$135		$129		$130		$132
Number of Software Transactions>$500	7		13		15		14
Number of New Customers	185		165		132		135
Percentage of License Revenue from New Customers	40%		35%		30%		31%

Selected Balance Sheet and Cash Flow Information
Cash, Cash Equivalents and Short-Term Investments	$346,022		$352,282		$388,783		$416,554
Cash Flow from Operations	$26,153		$14,527		$32,165		$15,268
Repurchases of Convertible Notes	$4,692		$23,238		$—		$—
Days Sales Outstanding	61		62		55		64

Headcount
Quota-Carrying Sales Representatives[5]	230		223		213		213

North America Headcount	1,579	70%	1,540	70%	1,525	70%	1,557	70%
International Headcount	685	30%	666	30%	653	30%	652	30%

Total Company Headcount	2,264	100%	2,206	100%	2,178	100%	2,209	100%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	% Change	% Change
	over Q3 03	over Q4 02

Revenue Analysis
Software License Revenue	10%	-9%
Maintenance and Services Revenue:
Maintenance Revenue	3%	9%
Consulting and Training Revenue [1]	19%	13%

Total Maintenance and Services Revenue	8%	10%

Total Revenue	9%	2%

Revenue by Geography
North America	8%	-3%
International	10%	9%

Total Revenue	9%	2%

Software License Revenue by Geography
North America	8%	-16%
International	13%	1%

Total Software License Revenue	10%	-9%

Software License Revenue by Channel
Direct	22%	-9%
Indirect	-17%	-10%

Total Software License Revenue	10%	-9%

Software License Revenue by Market
Application Software Licenses:
Suite-based[2]	5%	16%
Standalone[3]	-11%	-56%

Total Application Software Licenses	2%	-6%
Platform Software Licenses[4]	21%	-12%

Total Software License Revenue	10%	-9%

Quarterly Transactions and Customers
Average Selling Price	2%	-2%
Number of Software Transactions>$500	-7%	-18%
Number of New Customers	2%	-43%
Percentage of License Revenue from New Customers	3%	-30%

Selected Balance Sheet and Cash Flow Information
Cash, Cash Equivalents and Short-Term Investments	7%	26%
Cash Flow from Operations	-53%	-33%
Repurchases of Convertible Notes	N/A	N/A
Days Sales Outstanding	16%	-12%

Headcount
Quota-Carrying Sales Representatives[5]	0%	-9%

North America Headcount	2%	-3%
International Headcount	0%	-4%

Total Company Headcount	1%	-3%

Notes:

[1] Consulting and training revenues for periods prior to Q3 Fiscal 2002 have been reclassified to include reimbursed out-of-pocket expenses, which had previously been a reduction of expenses.

[2] Suite-based refers to Hyperion’s newer business performance management family of applications. This family includes Hyperion Financial Management, Hyperion Planning, Hyperion Performance Scorecard, Hyperion Business Modeling and other associated products. These products may also be sold as individual applications.

[3] Includes Hyperion Enterprise and Hyperion Pillar.

[4] Formerly called “Technology Software Licenses.” This includes Hyperion Essbase XTD platform services, Hyperion Essbase, Hyperion Analyzer, Hyperion Reports, Hyperion Application Builder and other associated Essbase XTD products.

[5] Disclosure commenced in Q3 Fiscal 2002.